UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 8, 2013

ACTUANT CORPORATION
(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N86 W12500 Westbrook Crossing
Menomonee Falls, Wisconsin 53051

Mailing address:  P.O. Box 3241, Milwaukee, Wisconsin  53201

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (262) 293-1500
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2013, the Company announced that Mr. Robert C. Arzbaecher will retire from his position as Chief Executive Officer of the Company effective as of the Company’s annual shareholder’s meeting in January 2014.  The Board of Directors has named Mr. Mark E. Goldstein, the Company’s current Executive Vice President and Chief Operating Officer, as President effective immediately and has appointed him to the Board of Directors.  Mr. Goldstein will become Chief Executive Officer effective upon Mr. Arzbaecher’s retirement.  Mr. Arzbaecher will remain on the Company’s board of directors and will continue to serve in his current role as its Chairman.

Mr. Goldstein, age 56, became the Company’s Executive Vice President and Chief Operating Officer in 2007.  He joined Actuant in 2001 after a 22 year career with The Stanley Works.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 8, 2013, in connection with the appointment of Mr. Goldstein to the Board of Directors, the Board of Directors approved an amendment to Section 3.01 of the Company’s Amended and Restated Bylaws (the “Bylaws”) to increase the number of directors on the Board of Directors from nine (9) to ten (10).

A copy of the amendment to the Bylaws is included as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01                      Financial Statements, Pro Forma Financial Information and Exhibits

 The following exhibits are filed as part of this report:

Exhibit No.	Description

Exhibit 3.1	Amendment to Amended and Restated Bylaws of Actuant Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTUANT CORPORATION

Date: August 8, 2013
/s/ Andrew G. Lampereur
Name: Andrew G. Lampereur Title: Executive Vice President and Chief Financial Officer